 Filed Pursuant to Rule 424(b)(5)
 Registration Statement 333-265976
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 12, 2022)
iSpecimen Inc.
Up to $1,500,000 of Common Stock

We may offer to sell up to $1,500,000 in the aggregate of our shares of common stock, $0.0001 per share from time to time pursuant to this prospectus supplement through Rodman & Renshaw LLC, which we refer to as the Sales Agent, pursuant to the At The Market Offering Agreement, dated March 5, 2024 (the “ATM Agreement”).
Our common stock is listed on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq” or the “Nasdaq Capital Market”) under the symbol “ISPC.” On March 4, 2024, the last sale price of our common stock as reported on the Nasdaq Capital Market was $0.4679 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, or any other existing trading market for our common stock, sales made to or through a market maker in a transaction consummated other than on an exchange, or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Sales Agent is not required to sell any specific number or dollar amount of shares but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms and conditions of the ATM Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to cash compensation at a fixed commission rate of up to 3.0% of the gross sales price per share sold through it under the ATM Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-13 for additional information regarding the Sales Agent’s compensation. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. This offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the sale of common stock pursuant to this prospectus supplement having an aggregate sales price of $1,500,000 and (2) the termination by us or the Sales Agent of the ATM Agreement pursuant to its terms.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, are subject to reduced public company disclosure standards for this prospectus supplement, the accompanying base prospectus and our filings with the Securities and Exchange Commission (the “SEC”). See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $4,591,305 based on 9,084,812 shares of outstanding common stock on March 5, 2024, of which 7,652,175 shares are held by non-affiliates, and a per share price of $0.60 which was the closing price of our common stock as quoted on the Nasdaq Capital Market on January 5, 2024, which was the highest closing price of our common stock on the Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 6 of the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC
The date of this prospectus supplement is March 5, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information we have provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or additional prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or additional prospectus supplement.
This prospectus supplement, the accompanying base prospectus and any future amendment to this prospectus supplement or additional prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and in any future amendment to this prospectus supplement or additional prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus or any future amendment to this prospective supplement or additional prospectus supplement for any sale of securities.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-265976) that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus, and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying base prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of iSpecimen Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus supplement and the accompanying base prospectus may contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance, or achievements to be materially different from those expressed or implied by forward-looking statements.
Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects, and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:
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our ability to enter into contracts with healthcare providers to gain access to specimens, subjects, and data on favorable terms;

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our ability to obtain new customers and keep existing customers;

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development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

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market adoption rate of our marketplace technology;

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our ability to continue to expand outside of the United States in compliance with local laws and regulations;

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acceptance of the products and services that we market;

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the viability of our current intellectual property;

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government regulations and our ability to comply with government regulations;

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our ability to retain key employees;

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adverse changes in general market conditions for biospecimens;

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our ability to generate cash flow and profitability and continue as a going concern;

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our future financing plans;

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our ability to adapt to changes in market conditions which could impair our operations and financial performance; and

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our ability to regain and maintain the listing of our common stock on the Nasdaq Capital Market.

In light of these risks and uncertainties, and others discussed in this prospectus supplement and the accompanying base prospectus, there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein and therein. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference herein, before making an investment decision.
As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “iSpecimen” means iSpecimen Inc. Unless otherwise indicated, all references in this prospectus supplement to “dollars” or “$” refer to US dollars.
OUR COMPANY
Overview
iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with the billions of biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. Our ground-breaking iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery.
The iSpecimen Marketplace brings new capabilities to a highly fragmented and inefficient biospecimen procurement market. Our technology consolidates the biospecimen buying experience in a single, online marketplace that brings together healthcare providers who have biospecimens and researchers across industry, academia, and government institutions who need them. We are seeking to transform the world of biospecimen procurement much like the way travel websites changed the consumer buying process for flights, hotels, and rental cars.
The iSpecimen Marketplace Solution
The iSpecimen Marketplace offers single-source access to millions of human biospecimens and patients across a diverse network of specimen providers quickly and compliantly, saving researchers time and money in their specimen procurement process while making it easier and more efficient for providers to get their specimens in the hands of researchers who need them. Our iSpecimen Marketplace technology makes it as easy to find specimens for research as it is to find flights on a travel website. We have adopted many of the same ease-of-use characteristics of these business-to-consumer, or B2C, marketplaces, from simple guided searches to the ability to refine search criteria with sliders and checkboxes, to the ability to add chosen items to a cart in order to purchase them, to online order management. Our two-sided marketplace platform makes it easy for researchers and healthcare providers to connect and transact, introducing efficiencies into what is otherwise a very time-consuming and manual process.
Our iSpecimen Marketplace technology is groundbreaking in the human biospecimen procurement space. In a world where there are thousands of biospecimen providers who typically rely upon e-mail and spreadsheets to communicate with customers to manage the bioprocurement process, our iSpecimen Marketplace offers a more efficient user experience to life science researchers who are looking for better ways to access research subjects, specimens, and data, and to healthcare provider organizations, who are looking to realize their missions of supporting research while augmenting their bottom line.
Our Technology
Technology Components
The iSpecimen Marketplace technology is comprised of four major functional areas: search; workflow; data; and administrative, compliance and reporting. We continue to invest in the evolution of these areas to improve customer and supplier engagement with the platform; provide operational efficiencies for our suppliers, our customers, and our internal operations; and increase the liquidity of products and services obtained through the platform. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.
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Search.   The primary purpose of the iSpecimen Marketplace is to matchmake between those with access to subjects, specimens, and data, and those with a need for them to power their research. By entering subject and sample selection requests through the iSpecimen Marketplace, researchers can instantly search across the available medical records of large populations within iSpecimen’s healthcare provider network to create customized patient and specimen cohorts. Researchers can specify their criteria and either refine and review results to select specific specimens instantly, or they can request that iSpecimen find patients, specimens, and associated data to satisfy their needs when specimens do not currently exist in our network. Using our own proprietary algorithms, we enable researchers to explore both biospecimens that are currently available and view projections of those that are likely to become available in the future based on historic statistical analysis of data. This allows researchers to quickly and easily determine how we can fulfill their requirements, which is especially useful for project planning and budgeting.

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Workflow.   Our workflow engine supports the unique bioprocurement workflows of our suppliers, customers, and internal iSpecimen operations users. For our suppliers, our ability to easily integrate into their environments and automate key parts of their bioprocurement workflow enables us to maintain a level of engagement and responsiveness necessary to successfully deliver on specimen requests from our research customers. We make it easy for suppliers to list their specimens in our iSpecimen Marketplace by receiving their data in the most commonly used data transmission formats for healthcare data, such as HL7 feeds (a healthcare data interchange standard), JSON files (a standard data interchange format), and CSV files (a comma separated values file used for tabular data), and then by harmonizing this data into standard terminology sets that allows their specimens to be searchable by our research customers. We provide these onboarding services at no charge to our supply partners. Additionally, our iSpecimen Marketplace technology enables suppliers to track and manage all of their specimen requests from feasibility assessment through the ordering and fulfillment process in a single web application, thereby streamlining their bioprocurement workflow. Because the work that we do with our suppliers is often a secondary concern to their primary mission of providing patient care, we believe that seamlessly integrating into their workflow is critical to its use and ongoing success.

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Data.   We power search and orchestrate the procurement workflow through our ability to acquire, ingest, generate, and use big data from our healthcare provider partners. Working with a global, centralized set of healthcare providers, we receive this data in a variety of different formats and quality levels. We de-identify, normalize, and harmonize our supplier network’s data for usage in our iSpecimen Marketplace, ensuring the highest level of patient privacy and compliance with HIPAA and other applicable regulations that govern the research use of patient specimens and data.

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Administrative, Compliance, and Reporting.   Administrative, compliance, and reporting functions are critical components to enable users to properly evaluate and manage the bioprocurement process. Our administrative capabilities include functions such as user management to assign users and roles and password management to ensure passwords are updated regularly, among other capabilities. Compliance management includes manual and technology-based processes that allow iSpecimen to track and manage unique regulatory and legal requirements across customers and suppliers (such as consent requirements versus consents granted, required specimen and data uses versus allowable specimen and data uses, resale or distribution requirements versus resale or distribution rights) to make sure that customer requirements and supplier requirements match before transferring specimens and data. Additionally, we conduct regular audits of supply sites capabilities and confirm that supply sites have Institutional Review Board (or equivalent) protocols in place where required by law. Our reporting tools turn operational data into useful information by enabling users to view operational data in tables and other visualizations. Together, they help manage and streamline administrative, compliance, and operational functions.

Technology Development
The iSpecimen Marketplace software was developed over nine years with more than 80 staff years invested in research, development, implementation, maintenance and support. It comprises an orchestration of software as a service, or SaaS, solutions, commercial and open-source components, and custom developed software deployed in the cloud on a third-party hosting platform built and maintained through a combination of full-time staff and outsourced partners. The team uses agile practices to develop and improve the platform. We continue to enhance and improve the performance, functionality, and reliability of the iSpecimen Marketplace platform based on a user-informed roadmap that is actively updated based on internal and external feedback aligned with our goals.
The iSpecimen Marketplace relies on third parties for certain technology to support development, delivery, and operations of the platform including product management, software development, cloud hosting, data processing, content mapping, and security services. iSpecimen uses software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model, including software distributed under the Apache License, Version 2.0, The MIT License, Mozilla Public License 2.0 (MPL-2.0), GNU General Public License version 2, GNU Lesser General Public License version 2.1, Eclipse Public License 1.0 (EPL-1.0), Common Development and Distribution License 1.0. In addition, iSpecimen uses software and services from commercial providers. We do not believe any of them are not generally commercially available to us from other parties. iSpecimen does not have any technology licensing contracts signed within the last two years upon which our business is substantially dependent. We continue to evaluate partners whose capabilities can help us deliver our iSpecimen Marketplace solution in areas such as functionality, efficiency, and security and expect to continue to leverage and consider additional third-party capabilities in our ongoing Marketplace development.
Our Competitive Advantages
When successfully implemented, online marketplaces are a highly efficient supply chain that offer many advantages to both suppliers and customers, including lower costs, reduced procurement timeframes, increased revenue (for suppliers), increased access to a large and growing supply network (for customers), and reduced risks. While our iSpecimen Marketplace is providing these benefits now, we believe they will become even more apparent when the iSpecimen Marketplace achieves greater capabilities and scale as additional investment is made into the platform.
Nasdaq Minimum Bid Price Requirement
On October 9, 2023, we received a deficiency notice from Nasdaq informing us that our common stock fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of our common stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. Nasdaq’s notice has no immediate effect on the listing of the common stock on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until April 8, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to April 8, 2024. If we are unable to regain compliance by April 8, 2024, we may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. We intend to submit a plan of compliance to Nasdaq, by April 8, 2024, explaining how we plan to regain compliance with the minimum bid price requirement, including effecting a reverse stock split of our common stock on the Nasdaq Capital Market. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, Nasdaq will notify us of its determination to delist our common stock, at which point we would have an opportunity to appeal the delisting determination to a Hearings Panel. We intend to monitor the closing bid price of the common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.
Preliminary Estimated Financial Results as of December 31, 2023 (Unaudited)
Our audited financial statements for the fiscal year ended December 31, 2023 are not yet available and our independent registered public accounting firm, Wolf & Company, P.C., has not completed its audit of our financial statements for such period. Our expectations with respect to our unaudited results for the period discussed below are based upon management estimates and data currently available. The estimates set forth below were prepared based upon a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond our control. This summary is not meant to be a comprehensive statement of our unaudited financial results for this period and our actual results may differ from these estimates.
We are providing on a preliminary unaudited basis the following estimated results for the three months ended December 31, 2023:
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Revenues of between $2,565,000 and $2,590,000;

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Expenses of between $5,625,000 and $5,675,000; and

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Net loss of between $3,060,000 and $3,085,000.

Revenues
Revenues for the year ended December 31, 2023 are expected to be between $9,915,000 and $9,940,000, a decrease of between $487,000 and $462,000 as compared to the fiscal year ended December 31, 2022. This was primarily due to a decrease of 2,938, or 11%, in specimen count from 27,503 specimens during the year ended December 31, 2022 to 24,565 specimens during the year ended December 31, 2023. The effect of the decrease in specimen count was partially offset by a change in the specimen mix which caused the average selling price per specimen to increase by $26, or 7%, from approximately $378 during the year ended December 31, 2022 to $404 during the year ended December 31, 2023.
Expenses
Expenses, which include cost of revenue, technology, sales and marketing, supply development, fulfillment, and general and administrative costs, and other expenses (net) for the year ended December 31, 2023, are expected to be between $21,000,000 and $21,050,000, an increase between $352,000 and $402,000 million as compared to the fiscal year ended December 31, 2022. This increase results primarily from increases of approximately $900,000 in technology costs, approximately $500,000 in sales and marketing costs, approximately $230,000 in supply development, approximately $60,000 in cost of revenue, offset by decreases of approximately $1,000,000 in general and administrative costs, approximately $200,000 in fulfillment costs and approximately $130,000 in other expense (net).
Net Loss
We expect loss for the year ended December 31, 2023 to be between $11,085,000 and 11,110,000, an increase between $839,000 and $864,000 as compared to the fiscal year ended December 31, 2022. The increase is primarily due an approximately $474,000 decrease in revenue and an approximately $380,000 increase in expenses in the year ended December 31, 2023.
As we complete the process of our year ended December 31, 2023 audited financial statements, we will be required to make significant judgments in a number of areas that may result in the estimates provided herein being different than the final financial information. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the preliminary estimates or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the year ended December 31, 2023, subsequent to the filing of this prospectus supplement. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimates of revenues, expenses and net loss set forth above and those changes could be material. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and our financial statements, related notes and other financial information incorporated by reference herein.

Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2026 or until we otherwise no longer qualify as an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
Corporate Information
Our corporate headquarters are located at 450 Bedford Street, Lexington, MA 02420, and our telephone number is (781) 301-6700. Our website is www.ispecimen.com. The information found on our website is not part of this prospectus supplement and is not incorporated into this prospectus supplement.

THE OFFERING
Common Stock Offered by us:
Shares of our common stock having an aggregate price of up to $1,500,000.
Manner of offering:
“At the market offering” that may be made from time to time through our Sales Agent. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, on mutually agreeable terms between the Sales Agent and us. The sales of shares of our common stock under this prospectus supplement, if any, may be made directly on the Nasdaq Capital Market, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. See “Plan of Distribution” on page S-13 of this prospectus supplement.
Common Stock to be outstanding immediately after this offering (1):
12,345,681 shares assuming the issuance of up to 3,260,869 shares, assuming a sales price of $0.46 per share, based on the last reported sale price of our common stock of $0.459 on the Nasdaq Capital Market on March 1, 2024. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.
Use of proceeds:
We intend to use the net proceeds from these sales, if any, general corporate purposes, which may include, without limitation, investing in or acquiring companies that are synergistic with or complementary to our business and working capital. See “Use of Proceeds” on page S-7 of this prospectus supplement.
Risk Factors:
Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors incorporated by reference from our filings with the SEC.
Nasdaq Capital Market
Symbol:
“ISPC”

(1)
The number of shares of common stock to be outstanding immediately after this offering is based on 9,084,812 shares of our common stock outstanding as of March 4, 2024, and excludes as of such date:

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102,759 shares of our common stock issuable upon vesting of restricted stock units outstanding under our stock incentive plans;

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281,390 shares of our common stock issuable upon exercise of stock options outstanding under our stock incentive plans, 167,544 of which are currently exercisable, which have a weighted average exercise price of $2.50 per share; and

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102,500 shares of our common stock issuable upon exercise of our outstanding warrants which have a weighted average exercise price of $0.71.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe below, together with other information in this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein, including our Annual Report on Form 10-K/A for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, or any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or a Current Report on Form 8-K that is incorporated by reference into this prospectus supplement and the accompanying base prospectus after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
Risks Related to This Offering
Management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in applying the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds”. You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
It is not possible to predict the actual number of shares we will sell under the ATM Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.
We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our ATM Agreement with the Sales Agent or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.
You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including offerings pursuant to the accompanying base prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market LLC, our common stock could be delisted from Nasdaq.
Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.
On October 9, 2023, we received a deficiency notice from Nasdaq informing us that our common stock fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of our common stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. Nasdaq’s notice has no immediate effect on the listing of the common stock on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until April 8, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to April 8, 2024. If we are unable to regain compliance by April 8, 2024, we may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. We intend to submit a plan of compliance to Nasdaq, by April 8, 2024, explaining how we plan to regain compliance with the minimum bid price requirement, including effecting a reverse stock split of our common stock on the Nasdaq Capital Market. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, Nasdaq will notify us of its determination to delist our common stock, at which point we would have an opportunity to appeal the delisting determination to a Hearings Panel. However, there is no assurance that we would be able to appeal the delisting determination to the Hearings Panel or such appeal will be successful.
In the event that our common stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Markets. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

USE OF PROCEEDS
We may offer and sell shares of our common stock having aggregate sales proceeds of up to $1,500,000 from time to time, before deducting the commissions and estimated offering expenses payable by us. However, we cannot guarantee if or when these net proceeds, if any, will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include, without limitation, investing in or acquiring companies that are synergistic with or complementary to our business and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated at this time. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

DESCRIPTION OF SECURITIES WE ARE OFFERING
General
The following description is not complete and may not contain all the information you should consider before investing in our common stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Fourth Amended and Restated Certificate of Incorporation, as may be amended from time to time, referred to herein as our certificate of incorporation, and our Second Amended and Restated Bylaws, as may be amended from time to time.
Our authorized capital stock consists of 250,000,000 shares, par value $0.0001 per share, consisting of: 200,000,000 shares of common stock and 50,000,000 shares of blank check preferred stock. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.
Common Stock
Authorization; Outstanding Shares.   We are authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, of which 9,084,812 shares were outstanding as of March 4, 2024. In addition, there were 102,500 shares of common stock issuable upon exercise of outstanding warrants, 281,390 shares of common Stock issuable upon exercise of outstanding stock options and 102,759 shares of common stock issuable upon vesting of restricted stock units. We may amend from time to time our certificate to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting Rights.   Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.
Dividends.   Subject to limitations under Delaware law and the rights of holders of any class of stock having preference over our common stock, holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.
Liquidation; Dissolution.   In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.
Other Rights and Restrictions.   Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund provisions applicable to the common stock.
Listing.   Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPC.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004 and its telephone number is 1-212-509-4000.

PLAN OF DISTRIBUTION
We entered into the ATM Agreement with Rodman & Renshaw LLC on March 5, 2024, pursuant to which we may issue and sell from time to time up to $1,500,000 of our common stock through the Sales Agent, as agent or principal, pursuant to this prospectus supplement. Sales of our common stock, if any, under the ATM Agreement will be made at market prices by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock, or to or through a market maker other than on an exchange. The Sales Agent may also sell our common stock hereunder by any other method permitted by law, including in privately negotiated transactions. If we and the Sales Agent agree on any method of distribution other than sales of the shares of common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
Each time we wish to issue and sell common stock under the ATM Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf such shares up to the amount specified on such terms, subject to the terms and conditions of the ATM Agreement. The obligations of the Sales Agent under the ATM Agreement to sell our common stock are subject to a number of conditions that we must meet. We or the Sales Agent may suspend the offering of the shares of common stock being made through the Sales Agent under the ATM Agreement at any time upon proper notice to the other party. The Sales Agent may from time to time appoint a subagent as it may, in its sole discretion, deem necessary or desirable, which shall be an affiliate of the Sales Agent, including, but not limited to, StockBlock Securities LLC, for the purposes of selling common stock under the ATM Agreement. No additional fees or expenses will be payable by us if the Sales Agent elects to sell common stock under the ATM Agreement through a subagent.
The settlement between us and the Sales Agent is generally anticipated to occur on the second trading day, and on and after May 28, 2024 (or such later date on which the SEC’s final rule with respect to the shortening of the securities transaction settlement cycle becomes effective), on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agent a cash commission of up to 3.0% of the gross sales price of the shares sold by the Sales Agent under the ATM Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $50,000 in the aggregate, which shall be paid upon the execution of the ATM Agreement, in addition to up to $5,000 per due diligence update session for the Sales Agent’s counsel’s fees. In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding the sales commissions and expenses payable to Sales Agent under the terms of the ATM Agreement, will be approximately $185,000. We will report at least quarterly the number of shares of our common stock sold through the Sales Agent under the ATM Agreement and the net proceeds to us.

This offering of common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all common stock provided for in this prospectus supplement, or (ii) termination of the ATM Agreement as permitted therein.
This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” below.
The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, The Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS
The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The Sales Agent is being represented in connection with this offering by Haynes Boone, LLP, New York, New York.
EXPERTS
The financial statements of iSpecimen Inc. as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus supplement to the Annual Report on Form 10-K for the year ended December 31, 2022, as amended on Form 10-K/A, have been audited by Wolf & Company, P.C., independent registered public accounting firm, as set forth in their report appearing in the registration statement, and are so incorporated in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarter and periodic reports, proxy statements and other information with the SEC using its EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.
INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying base prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying base prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying base prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.
1.   Our Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on March 30, 2023;
2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;
3.   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 2, 2023;
4.   Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 2, 2023;
5.   Our Definitive Proxy Statement filed with the SEC on April 10, 2023;
6.   Our Current Reports on Form 8-K filed with the SEC on January 10, 2023, March 14, 2023, March 31, 2023, May 4, 2023, May 25, 2023, July 7, 2023, August 2, 2023, September 6, 2023, October 10, 2023, October 23, 2023, November 2, 2023, December 21, 2023, and February 15, 2024; and
7.   The description of our common stock contained in our Form 8-A12B filed with the SEC on June 14, 2021 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Capital Stock” in our registration statement on Form S-1 (File No. 333-250198), as updated by the description of common stock included in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022, together with any subsequent amendment or report for the purpose of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered under this prospectus supplement and the accompanying base prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this prospectus supplement and the accompanying base prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying base prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement and the accompanying base prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by requesting them in writing or by telephone from:
iSpecimen Inc.
450 Bedford Street
Lexington, MA 02420
Attention: Corporate Secretary
Telephone: (781) 301-6700
However, the information in our website is not a part of this prospectus supplement or the accompanying base prospectus and is not incorporated by reference.

PROSPECTUS
iSpecimen Inc.
$100,000,000
Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units
We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds up to $100,000,000
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common stock;

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preferred stock;

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secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

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warrants to purchase our securities;

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rights to purchase our securities; or

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units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.
Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPC.” The last reported sale price of our common stock on the Nasdaq Capital Market on June 30, 2022 was $2.18 per share.
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $19,946,132 based on 8,869,259 shares of outstanding common stock, of which 6,062,654 shares are held by non-affiliates, and a per share price of $3.29 which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on May 4, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.
If we decide to seek a listing of any preferred stock, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on Page 6 of this prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 12, 2022.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.
This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that iSpecimen Inc. (“we,” “us,” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.
We may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” beginning on page 20 and “Incorporation of Certain Information by Reference” beginning on page 21.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and any accompanying prospectus supplement may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance, or achievements to be materially different from those expressed or implied by forward-looking statements.
Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects, and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:
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our ability to obtain new customers and keep existing customers;

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development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

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market adoption rate of our marketplace technology;

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our ability to continue to expand outside of the United States in compliance with local laws and regulations;

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our business model generally and our utilization of the proceeds from this offering;

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acceptance of the products and services that we market;

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the viability of our current intellectual property;

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government regulations and our ability to comply with government regulations;

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our ability to retain key employees;

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adverse changes in general market conditions for biospecimens;

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our ability to generate cash flow and profitability and continue as a going concern;

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our future financing plans;

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our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic) which could impair our operations and financial performance; and

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other factors.

In light of these risks and uncertainties, and others discussed in this prospectus, there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

OUR COMPANY
Overview
iSpecimen is a technology-driven company founded to address a critical challenge: how to connect life science researchers who need human biofluids, tissues, and living cells (“biospecimens”) for their research, with the billions of biospecimens available (but not easily accessible) in healthcare provider organizations worldwide. Our ground-breaking iSpecimen Marketplace platform was designed to solve this problem and transform the biospecimen procurement process to accelerate medical discovery.
The iSpecimen Marketplace brings new capabilities to a highly fragmented and inefficient biospecimen procurement market. Our technology consolidates the biospecimen buying experience in a single, online marketplace that brings together healthcare providers who have biospecimens and researchers across industry, academia, and government institutions who need them. We are seeking to transform the world of biospecimen procurement much like the way travel websites changed the consumer buying process for flights, hotels, and rental cars.
The iSpecimen Marketplace Solution
The iSpecimen Marketplace offers single-source access to millions of human biospecimens and patients across a diverse network of specimen providers quickly and compliantly, saving researchers time and money in their specimen procurement process while making it easier and more efficient for providers to get their specimens in the hands of researchers who need them. Our iSpecimen Marketplace technology makes it as easy to find specimens for research as it is to find flights on a travel website. We have adopted many of the same ease-of-use characteristics of these business-to-consumer, or B2C, marketplaces, from simple guided searches, to the ability to refine search criteria with sliders and checkboxes, to the ability to add chosen items to a cart in order to purchase them, to online order management. Our two-sided marketplace platform makes it easy for researchers and healthcare providers to connect and transact, introducing efficiencies into what is otherwise a very time-consuming and manual process.
Our iSpecimen Marketplace technology is groundbreaking in the human biospecimen procurement space. In a world where there are thousands of biospecimen providers who typically rely upon e-mail and spreadsheets to communicate with customers to manage the bioprocurement process, our iSpecimen Marketplace offers a more efficient user experience to life science researchers who are looking for better ways to access research subjects, specimens, and data, and to healthcare provider organizations, who are looking to realize their missions of supporting research while augmenting their bottom line.
Our Technology
Technology Components
The iSpecimen Marketplace technology is comprised of four major functional areas: search; workflow; data; and administration and reporting. We continue to invest in the evolution of these areas to improve customer and supplier engagement with the platform; provide operational efficiencies for our suppliers, our customers, and our internal operations; and increase the liquidity of products and services obtained through the platform. Our core business objective is to retain and grow both researcher and supplier usage of our platform to support biospecimen procurement, as well as to position our Company to explore other adjacent business opportunities that can benefit from the use of the iSpecimen Marketplace.
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Search.   The primary purpose of the iSpecimen Marketplace is to matchmake between those with access to subjects, specimens, and data, and those with a need for them to power their research. By entering subject and sample selection requests through the iSpecimen Marketplace, researchers can instantly search across the available medical records of large populations within iSpecimen’s healthcare provider network to create customized patient and specimen cohorts. Researchers can specify their criteria and either refine and review results to select specific specimens instantly, or they can request that iSpecimen find patients, specimens, and associated data to satisfy their needs when specimens do not currently exist in our network. Using our own proprietary algorithms, we enable researchers to explore both biospecimens that are currently available and view projections of those that are likely to become available in the future based on historic statistical analysis of data. This allows researchers to quickly and easily determine how we can fulfill their requirements, which is especially useful for project planning and budgeting.
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Workflow.   Our workflow engine supports the unique bioprocurement workflows of our suppliers, customers, and internal iSpecimen operations users. For our suppliers, our ability to easily integrate into their environments and automate key parts of their bioprocurement workflow enables us to maintain a level of engagement and responsiveness necessary to successfully deliver on specimen requests from our research customers. We make it easy for suppliers to list their specimens in our iSpecimen Marketplace by receiving their data in the most commonly used data transmission formats for healthcare data, such as HL7 feeds (a healthcare data interchange standard), JSON files (a standard data interchange format), and CSV files (a comma separated values file used for tabular data), and then by harmonizing this data into standard terminology sets that allows their specimens to be searchable by our research customers. We provide these onboarding services at no charge to our supply partners. Additionally, our iSpecimen Marketplace technology enables suppliers to track and manage all of their specimen requests from feasibility assessment through the ordering and fulfillment process in a single web application, thereby streamlining their bioprocurement workflow. Because the work that we do with our suppliers is often a secondary concern to their primary mission of providing patient care, we believe that seamlessly integrating into their workflow is critical to its use and ongoing success.

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Data.   We power search and orchestrate the procurement workflow through our ability to acquire, ingest, generate, and use big data from our healthcare provider partners. Working with a global, centralized set of healthcare providers, we receive this data in a variety of different formats and quality levels. We de-identify, normalize, and harmonize our supplier network’s data for usage in our iSpecimen Marketplace, ensuring the highest level of patient privacy and compliance with HIPAA and other applicable regulations that govern the research use of patient specimens and data.

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Administrative, Compliance, and Reporting.   Administration, compliance, and reporting functions are critical components to enable users to properly evaluate and manage the bioprocurement process. Our administrative capabilities include functions such as user management to assign users and roles and password management to ensure passwords are updated regularly, among other capabilities. Compliance management includes manual and technology-based processes that allow iSpecimen to track and manage unique regulatory and legal requirements across customers and suppliers (such as consent requirements versus consents granted, required specimen and data uses versus allowable specimen and data uses, resale or distribution requirements versus resale or distribution rights) to make sure that customer requirements and supplier requirements match before transferring specimens and data. Additionally, we conduct regular audits of supply sites capabilities and confirm that supply sites have Institutional Review Board (“IRB”) (or equivalent) protocols in place where required by law. Our reporting tools turn operational data into useful information by enabling users to view operational data in tables and other visualizations. Together, they help manage and streamline administration, compliance, and operational functions.

Technology Development
The iSpecimen Marketplace software was developed over nine years with more than 80 staff-years invested in research and development. It comprises an orchestration of SaaS solutions, commercial and open source components, and custom developed software deployed in the cloud on a third-party hosting platform built and maintained through a combination of full-time staff and outsourced partners. The team uses agile practices to develop and improve the platform. We continue to enhance and improve the performance, functionality, and reliability of the iSpecimen Marketplace platform based on a user-informed roadmap that is actively updated based on internal and external feedback aligned with our goals.
The iSpecimen Marketplace relies on third parties for certain technology to support development, delivery, and operations of the platform including product management, software development, cloud hosting, data processing, content mapping, and security services. iSpecimen uses software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model, including software distributed under the Apache License, Version 2.0, The MIT License, Mozilla Public

License 2.0 (MPL-2.0), GNU General Public License version 2, GNU Lesser General Public License version 2.1, Eclipse Public License 1.0 (EPL-1.0), Common Development and Distribution License 1.0. In addition, iSpecimen uses software and services from commercial providers. We do not believe any of them are not generally commercially available to us from other parties. iSpecimen does not have any technology licensing contracts signed within the last two years upon which our business is substantially dependent. We continue to evaluate partners whose capabilities can help us deliver our iSpecimen Marketplace solution in areas such as functionality, efficiency, and security and expect to continue to leverage and consider additional third-party capabilities in our ongoing Marketplace development.
Our Competitive Advantages
When successfully implemented, online marketplaces are a highly efficient supply chain that offer many advantages to both suppliers and customers, including lower costs, reduced procurement timeframes, increased revenue (for suppliers), increased access to a large and growing supply network (for customers), and reduced risks. While our iSpecimen Marketplace is driving these benefits now, we believe they will become even more apparent when the iSpecimen Marketplace achieves greater scale by the end of 2022, when we expect to have capabilities such as more direct support for our prospective collections, deeper search and workflow capabilities, and direct pricing availability in the platform.
Corporate Information
Our corporate headquarters are located at 450 Bedford Street, Lexington, MA 02420, and our telephone number is (781) 301-6700. Our website is www.ispecimen.com. The information found on our website is not part of this prospectus.

RISK FACTORS
We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 15 for an explanation of how to get a copy of these reports. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you.
Investing in our securities involves a high degree of risk.   Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, that are incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, continued development and expansion of the iSpecimen Marketplace platform, sales and marketing efforts, expansion of supplier and development capabilities, operations fulfillment functions and working capital. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.
Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK AND THE SECURITIES WE MAY OFFER
General
The following description of the material provisions of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is based on and qualified by our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) our Second Amended and Restated Bylaws (“Bylaws”) each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).
Our authorized capital stock consists of 250,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2022, our outstanding capital stock consists of 8,869,259 shares of common stock, and no shares of preferred stock. These figures do not include securities that may be issued upon exercise or vesting of our outstanding derivative securities including our warrants and our awards of options and restricted stock units under our equity incentive plans.
We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:
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common stock;

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preferred stock;

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secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

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warrants to purchase our securities;

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rights to purchase our securities; or

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units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
Common Stock
Authorization; Outstanding Shares.   We are authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, of which 8,869,259 shares were issued and outstanding as of June 30, 2022. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting Rights.   Holders of our common stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.
Dividends.   Subject to limitations under Delaware law and the rights of holders of any class of stock having preference over our common stock, holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.

Liquidation; Dissolution.   In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.
Other Rights and Restrictions.   Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund provisions applicable to the common stock.
Listing.   Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPC.”
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004 and its telephone number is 1-212-509-4000.
Preferred Stock
Our board of directors has the authority by resolution to authorize the issue issuance, from time to time, of up to an aggregate of 50,000,000 shares of preferred stock in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof or thereon, without any further vote or action by the stockholders. No shares of preferred stock are outstanding at June 30, 2022. We may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by us unless otherwise provided by law. Our Board of Directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation:
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the designation of the series;

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the number of shares of the series;

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the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

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the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

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the restrictions, if any, on the issue or reissue of any additional preferred stock; and

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any other relative rights, preferences, and limitations of that series.

Provisions of our Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect
Provisions of our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Second Amended and Restated Bylaws (“Bylaws”) could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Vacancies.   Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the board.
Bylaws.   Our Certificate of incorporation and Bylaws authorize the Board of Directors to adopt, repeal, rescind, alter or amend our Bylaws without stockholder approval.
Removal.   Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.
Calling of Special Meetings of Stockholders.   Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors or by our secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least 15% the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.
Cumulative Voting.   Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.
Staggered Board.   Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. As a result, only a minority of the Board of Directors will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Effects of Authorized but Unissued Stock
One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
In addition, our Certificate of Incorporation grants our Board of Directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring, or preventing a change in control of our company.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004 and its telephone number is 1-212-509-4000.
Listing
Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ISPC.”

Debt Securities
As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.
The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.
We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.
Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:
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the title of debt securities and whether the debt securities are senior or subordinated;

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any limit on the aggregate principal amount of debt securities of such series;

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the percentage of the principal amount at which the debt securities of any series will be issued;

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the ability to issue additional debt securities of the same series;

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the purchase price for the debt securities and the denominations of the debt securities;

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the specific designation of the series of debt securities being offered;

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the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

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the basis for calculating interest;

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the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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the duration of any deferral period, including the period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

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the rate or rates of amortization of the debt securities;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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any restriction or condition on the transferability of the debt securities of a particular series;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

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any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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what subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

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whether we are issuing the debt securities in whole or in part in global form;

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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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the depositary for global or certificated debt securities, if any;

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any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

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any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

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the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

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if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Warrants
We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

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a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Rights
We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock, a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other material terms of the units and their constituent securities.

FORMS OF SECURITIES
Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities
We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

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ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:
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the terms of the offering;

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the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

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any delayed delivery requirements;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
Underwriters and Agents; Direct Sales
If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.
Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
Dealers
We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making; Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market-making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market-making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Fees and Commissions
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.ispecimen.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40501):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 22, 2022;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 10, 2022;

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Our Current Reports on Form 8-K filed with the SEC on March 7, 2022, April 29, 2022 and May 26, 2022; and

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The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on June 14, 2021 including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act, as amended.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
iSpecimen Inc.
450 Bedford Street
Lexington, MA 02420
Attention: Corporate Secretary
Telephone: (781) 301-6700
Information about us is also available at our website at www.ispecimen.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

ISPECIMEN INC.
Up to $1,500,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC
March 5, 2024